Ex-(j)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 12, 2008, relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Reports to Shareholders of Laudus International MarketMasters Fund, Laudus Small-Cap MarketMasters Fund, Laudus U.S. MarketMasters Fund, Schwab Balanced Fund, Schwab Core Equity Fund, Schwab Dividend Equity Fund, Schwab Financial Services Fund, Schwab Fundamental Emerging Markets Index Fund, Schwab Fundamental International Large Company Index Fund, Schwab Fundamental International Small-Mid Company Index Fund, Schwab Fundamental U.S. Large Company Index Fund, Schwab Fundamental U.S. Small-Mid Company Index Fund, Schwab Health Care Fund, Schwab Hedged Equity Fund, Schwab Institutional Select S&P 500 Fund, Schwab International Core Equity Fund, Schwab International Index Fund, Schwab Large-Cap Growth Fund, Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab MarketTrack Growth Portfolio, Schwab Premier Equity Fund, Schwab Retirement Income Fund, Schwab S&P 500 Index Fund, Schwab Small-Cap Equity Fund, Schwab Small-Cap Index Fund, Schwab Target 2010 Fund, Schwab Target 2015 Fund, Schwab Target 2020 Fund, Schwab Target 2025 Fund, Schwab Target 2030 Fund, Schwab Target 2035 Fund, Schwab Target 2040 Fund and Schwab Total Stock Market Index Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.
PricewaterhouseCoopers LLP
San Francisco, California
February 26, 2009